SiriusXM Completes $480 Million Strategic Investment in Pandora

NEW YORK, Sept. 22, 2017 /PRNewswire/ -- SiriusXM (NASDAQ: SIRI) and Pandora (NYSE: P) today announced that SiriusXM has purchased $307.5 million of Series A preferred stock in Pandora, completing the $480 million strategic investment announced on June 9, 2017.

Under the terms of the agreement, a subsidiary of SiriusXM purchased $172.5 million of Series A preferred stock upon execution of the agreement on June 9, 2017 and today purchased an additional $307.5 million of the Series A preferred stock.

The Series A preferred stock is convertible into common stock at a purchase price of $10.50 per share.  The Series A preferred stock bears a 6% cumulative dividend, payable in cash, accretion of the Series A preferred stock or a combination thereof. The Series A preferred stock represents a stake of 19% of Pandora's currently outstanding common stock, and a 16% interest on an as-converted basis.

Upon the closing of this second investment, Gregory B. Maffei, the Chairman of SiriusXM, James E. Meyer, the Chief Executive Officer of SiriusXM, and David J. Frear, the Senior Executive Vice President and Chief Financial Officer of SiriusXM, were named to the Pandora Board of Directors.  Mr. Maffei was also named Chairman of Pandora. With these additions, Elizabeth Nelson concluded her tenure on Pandora's board, effective immediately.  Nelson has served on Pandora's board since 2013.  The Pandora Board now consists of nine directors.

SiriusXM may require Pandora to redeem the Series A preferred stock beginning on September 22, 2022, the fifth anniversary of the closing, for an amount equal to its liquidation preference plus all accrued and unpaid dividends.  Pandora may also redeem the Series A preferred stock at any time after September 22, 2020, the third anniversary of the closing, if the daily volume weighted average price of Pandora's common stock is greater than or equal to 175% of the then applicable conversion price for a period of at least 20 days during a 30 day trading window prior to the notice of redemption.

Additional information relating to the SiriusXM investment may be found in the Form 8-K that will be filed by Pandora and the Form 8-K that was previously filed by Pandora on June 14, 2017 in connection with the announcement of the transaction with the U.S. Securities and Exchange Commission.

Allen & Company LLC and BofA Merrill Lynch served as financial advisors to SiriusXM and Jones Dayand Simpson Thacher & Bartlett LLP served as its legal counsel. Centerview Partners LLC and Morgan Stanley & Co. LLC served as financial advisors to Pandora and Sidley Austin LLP and Wachtell, Lipton, Rosen & Katz served as its legal counsel.

About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the world's largest radio company measured by revenue and has more than 32 million subscribers. SiriusXM creates and offers commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment, and a wide-range of Latin music, sports and talk programming. SiriusXM is available in vehicles from every major car company and on smartphones and other connected devices as well as online at siriusxm.com. SiriusXM radios and accessories are available from retailers nationwide and online at SiriusXM. SiriusXM also provides premium traffic, weather, data and information services for subscribers through SiriusXM Traffic™, SiriusXM Travel Link, NavTraffic®, NavWeather™. SiriusXM delivers weather, data and information services to aircraft and boats through SiriusXM Aviation™ and SiriusXM Marine™. In addition, SiriusXM Music for Business provides commercial-free music to a variety of businesses. SiriusXM holds a minority interest in SiriusXM Canada which has approximately 2.8 million subscribers. SiriusXM is also a leading provider of connected vehicles services, giving customers access to a suite of safety, security, and convenience services including automatic crash notification, stolen vehicle recovery assistance, enhanced roadside assistance and turn-by-turn navigation.
To download SiriusXM logos and artwork, visit http://www.siriusxm.com/LogosAndPhotos.

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "believe," "intend," "plan," "projection," "outlook" or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: our substantial competition, which is likely to increase over time; our ability to attract and retain subscribers, which is uncertain; interference to our service from wireless operations; consumer protection laws and their enforcement; unfavorable outcomes of pending or future litigation; the market for music rights, which is changing and subject to uncertainties; our dependence upon the auto industry; general economic conditions; the security of the personal information about our customers; existing or future government laws and regulations could harm our business; failure of our satellites would significantly damage our business; the interruption or failure of our information technology and communications systems; our failure to realize benefits of acquisitions or other strategic initiatives; rapid technological and industry changes; failure of third parties to perform; our failure to comply with FCC requirements; modifications to our business plan; our indebtedness; our principal stockholder has significant influence over our affairs and over actions requiring stockholder approval and its interests may differ from interests of other holders of our common stock; impairment of our business by third-party intellectual property rights; and changes to our dividend policies which could occur at any time. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2016, which is filed with the Securities and Exchange Commission (the "SEC") and available at the SEC's Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

About Pandora
Pandora is the world's most powerful music discovery platform - a place where artists find their fans and listeners find music they love. We are driven by a single purpose: unleashing the infinite power of music by connecting artists and fans, whether through earbuds, car speakers, live on stage or anywhere fans want to experience it. Our team of highly trained musicologists analyze hundreds of attributes for each recording which powers our proprietary Music Genome Project®, delivering billions of hours of personalized music tailored to the tastes of each music listener, full of discovery, making artist/fan connections at unprecedented scale. Founded by musicians, Pandora empowers artists with valuable data and tools to help grow their careers and connect with their fans.
www.pandora.com | @pandoramusic | www.pandoraforbrands.com | @PandoraBrands | amp.pandora.com

This press release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our strategic relationship with SiriusXM and certain of the parties' expectations with respect to the issuance of the Series A preferred stock, the payment of dividends on and the conversion or redemption of the Series A preferred stock. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement in connection with our relationship with Sirius XM to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our achievement of the potential benefits of our strategic relationship with SiriusXM; SiriusXM's achievement of the potential benefits of its investment; SiriusXM's continued ownership of the Series A preferred stock (or common stock issued thereon); our operation in an emerging market and our relatively new and evolving business model; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to enter into and maintain commercially viable direct licenses with record labels for the right to reproduce and publicly perform sound recordings on our service; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth and geographic expansion; our ability to continue to innovate and keep pace with changes in technology and our competitors; our ability to expand our operations to delivery of non-music content; our ability to protect our intellectual property; risks related to service interruptions or security breaches; and general economic conditions worldwide.  Although the Company believes the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, the Company can give no assurance that the expectations expressed or implied by the forward-looking statements will be realized. Further information on these factors and other risks that may affect the business are included in filings with the Securities and Exchange Commission (SEC) from time to time, including under the heading "Risk Factors" in our Annual Report on Form 10-K for the current period.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to the Company, which assumes no obligation to update these forward-looking statements in light of new information or future events.

Contacts:

For SiriusXM:
Press:
Patrick Reilly
212-901-6646
patrick.reilly@siriusxm.com
Investors:
Hooper Stevens
212-901-6718
hooper.stevens@siriusxm.com

For Pandora:
Press:
Stephanie Barnes
415-722-0883
sbarnes@pandora.com
Investors:
Dominic Paschel
510-842-6960
investor@pandora.com
SOURCE Sirius XM Holdings Inc.